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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 1, 2006

                                AARON RENTS, INC.
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             (Exact name of Registrant as Specified in its Charter)

                Georgia                   1-13941              58-0687630
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 (State or other Jurisdiction of       (Commission           (IRS Employer
  Incorporation or Organization)       File Number)       Identification No.)

           309 E. Paces Ferry Road, N.E.
                 Atlanta, Georgia                              30305-2377
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     (Address of principal executive offices)                  (Zip code)

       Registrant's telephone number, including area code: (404) 231-0011

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On August 1, 2006, the Board of Directors of Aaron Rents, Inc. (the "Company") elected John C. Portman, Jr. to the Board.

     The Company and four companies (the "Portman Companies") that are directly or indirectly owned by Mr. Portman or related parties, and of which Mr. Portman serves as a director or executive officer, are jointly and severally obligated under an airplane lease. Monthly lease payments totaling $76,934 for the Company and the Portman Companies are due through November 21, 2015. Mr. Portman has guaranteed the obligations of the Portman Companies. The Company and the Portman Companies share use of the airplane under the provisions of an Aircraft Joint Ownership Agreement, which generally provides that all expenses related to the airplane, including the airplane lease expense, will be split 50%/50% between the Company and the Portman Companies, except fuel and other trip related expenses that will be charged based on actual usage.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               AARON RENTS, INC.


                                               By: /s/ Gilbert L. Danielson
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                                                   Gilbert L. Danielson
                                                   Executive Vice President,
Date:  September 1, 2006                           Chief Financial Officer

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